Exhibit 99.1

FOR IMMEDIATE RELEASE

HART-SCOTT-RODINO WAITING PERIOD EXPIRES FOR CUBIST ACQUISITION OF OPTIMER

Lexington, Mass. — September 13, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) and Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) in connection with the previously announced merger agreement under which Cubist will acquire all of the outstanding common stock of Optimer.

Expiration of the HSR waiting period satisfies one of the conditions to the closing of the merger. The proposed merger remains subject to approval by the stockholders of Optimer, as well as other customary closing conditions.

Upon closing of the merger, each holder of Optimer common stock will receive $10.75 per share in cash, plus one Contingent Value Right, entitling the holder to receive an additional one-time cash payment of up to $5.00 for each share they own if certain net sales of DIFICID® (fidaxomicin) in the United States and Canada are achieved.

About Optimer Pharmaceuticals

Optimer is a global biopharmaceutical company currently focused on commercializing its antibiotic product DIFICID® (fidaxomicin) tablets in the United States and Canada, and developing other fidaxomicin products in the United States and worldwide, both independently and with its partners and licensees. DIFICID, a macrolide antibacterial drug, was approved by the U.S. Food and Drug Administration on May 27, 2011, for the treatment of Clostridium difficile-associated diarrhea, or CDAD, in adults 18 years of age and older. Fidaxomicin also has received marketing authorization in other jurisdictions, including the European Union, where it is marketed under the trade name DIFICLIR™ by Optimer’s licensee, Astellas Pharma Europe. CDAD is the most common symptom of Clostridium difficile infection, or CDI. Additional information can be found at http://www.optimerpharma.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the proposed transaction between Cubist and Optimer, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the possibility that certain conditions to the completion of the transaction between Optimer and Cubist are not satisfied, or that the transaction may otherwise not be completed in a timely manner, or at all; that, prior to the completion of the transaction, if at all, Optimer may not satisfy one or more closing conditions; that the merger agreement may be terminated; the impact of the proposed transaction on the business, employees, customers, suppliers and commercial partners of Cubist and Optimer; the ability of Cubist to successfully integrate Optimer’s operations and employees; the ability of Cubist to achieve the net sales required to trigger a future cash payment in respect of the contingent value right component of the merger consideration; the anticipated benefits of the transaction may not be realized; risks related to drug development and commercialization; and those additional factors discussed in Cubist’s and Optimer’s most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission (“SEC”). Cubist and Optimer caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and Cubist and Optimer undertake no obligation to update or revise any of these statements.

Additional Information and Where to Find It

This press release shall not constitute an offer of any securities for sale.  In connection with the proposed merger, Cubist has filed a registration statement on Form S-4 with the SEC, which includes a preliminary proxy statement/prospectus, and Optimer will be mailing a definitive proxy statement/prospectus to Optimer’s stockholders.  BEFORE MAKING ANY VOTING DECISION, OPTIMER’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED MERGER (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS), WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Optimer’s stockholders and other investors may obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, from the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a request to:  Cubist, 65 Hayden Avenue, Lexington, MA 02421, Attention: Investor Relations, or Optimer, 101 Hudson Street, Suite 3501, Jersey City, NJ 07302, telephone: (201) 333-8819, or from Optimer’s website, http://www.optimerpharma.com.

Participants in Solicitation

Optimer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Optimer’s stockholders with respect to the proposed merger.  Information about Optimer’s directors and executive officers and their ownership of Optimer’s common stock is set forth in the proxy statement for Optimer’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 12, 2013 and amended on April 19, 2013.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed merger, which may be different than those of Optimer’s stockholders generally, may be obtained by reading the proxy statement/prospectus and other relevant documents filed with the SEC regarding the proposed merger, when they become available.  You may obtain free copies of these documents as described in the preceding paragraph.

Cubist Pharmaceuticals, Inc.

INVESTORS:

Eileen C. McIntyre, 781-860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

or

MEDIA:

Julie DiCarlo, 781-860-8063

Senior Director, Corporate Communications

julie.dicarlo@cubist.com

or

Optimer Pharmaceuticals, Inc.

David Walsey, 858-964-3418

VP of Investor Relations and Corporate Communications

dwalsey@optimerpharma.com

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